UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 23, 2010 (April 21, 2010)

AFTERSOFT GROUP, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27083	84-1108035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP
 (Address of principal executive offices, including zip code)

011 44 124 431 1794
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The regular annual meeting of the stockholders of Aftersoft Group, Inc. (the “Company”) was held in Pompano Beach, FL on April 21, 2010.  At the meeting, the stockholders voted on three matters: (i) the election of directors; (ii) the ratification of the appointment of an independent registered public accounting firm; and (iii) the proposal to amend the Company’s Certificate of Incorporation in order to change the Company’s name.

Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office for each director will be until the 2011 Annual Meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The final results of the election of directors were as follows:

Name	For	Withheld	Broker Non-Votes
Michael G. Jamieson	24,796,707	150,689	25,932,602
Dwight B. Mamanteo	22,838,596	2,108,800	25,932,602
Marcus Wohlrab	24,612,935	334,461	25,932,602
Frederick Wasserman	24,789,949	157,447	25,932,602
Gerald M. Czarnecki	24,613,059	334,337	25,932,602
W. Austin Lewis IV	22,654,948	2,292,448	25,932,602

In addition, the stockholders ratified the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2010, by a vote of 45,492,225 for; 5,382,459 against; and 5,314 abstentions.

Lastly, the stockholders approved the proposal to amend the Company’s Certificate of Incorporation to change the Company’s name to “MAM Software Group, Inc.”, by a vote of 45,477,491 for; 5,364,051 against; and 38,456 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2010	AFTERSOFT GROUP, INC.

	By:	/s/ Michael G. Jamieson
Name: Michael G. Jamieson Title: Interim Chief Executive Officer